UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 1, 2015

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employee Identification No.)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of principal executive offices)

314-594-1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2015, Edgewell Personal Care Company (formerly known as Energizer Holdings, Inc.) (the "Company" or "Edgewell") completed the previously announced separation of its Household Products business into a separate publicly traded company (the "Separation"). The Company completed the tax-free Separation by distributing 100% of the outstanding shares of common stock of Energizer SpinCo, Inc. to the Company's shareholders. The newly formed company assumed the name Energizer Holdings, Inc. ("New Energizer") and trades under the symbol "ENR" on the New York Stock Exchange ("NYSE"). Shareholders of record received one share of New Energizer for each share held of the historical combined company as of the close of business on June 16, 2015, the record date of the distribution. Edgewell retained the Personal Care business of the historical combined company and trades on the NYSE under the symbol "EPC". Following the Separation, the Company does not beneficially own any shares of New Energizer.

Item 9.01 Financial Statements and Exhibits.
(a) Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Consolidated Statements of Earnings of Edgewell for the six months ended March 31, 2015 and the fiscal years ended September 30, 2014, September 30, 2013, and September 30, 2012 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet of Edgewell as of March 31, 2015 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By:  /s/ Sandra J. Sheldon
Sandra J. Sheldon
Chief Financial Officer

Dated: July 7, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements